For period ended 12/31/2004
Registrant Name: American AAdvantage Mileage Funds
File Number: 811-9018

EXHIBIT 99.77C

Matters Submitted to a Vote of Security Holders


     A special meeting of shareholders of the American AAdvantage Mileage Funds (the "Trust") was held on August 11, 2004. The meeting related to each series of the Trust (the "Funds"). The purpose of the meeting was to consider proposals regarding: (i) re-election of the five current Trustees and the election of three additional Trustees and (ii) changes to certain fundamental investment policies of the Funds. The Funds currently operate under a "master-feeder" structure, pursuant to which a Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio (each a "Portfolio") of the AMR Investment Services Trust ("AMR Trust") that has an identical investment objective to the Fund. Interestholders of the AMR Trust, including the Funds, held a separate meeting to elect Trustees and to vote on proposed changes to certain fundamental investment policies of the Portfolios. In addition, the interestholders voted on whether to approve a Conversion Agreement pursuant to which the AMR Trust would convert from a New York common trust to a Massachusetts business trust. Shareholders of each Fund were asked to provide voting instructions to the AMR Trust meeting. Each Fund cast its votes at the AMR Trust meeting in the same proportion as the votes cast by the Fund's shareholders.

     Proposals 1, 3 and 5 were Trust-level matters and therefore required a majority of the shareholders of the Trust to vote to achieve a quorum. Proposals 2 and 4 were Fund-level matters and therefore required a majority of the shareholders of a Fund to vote to achieve a quorum for that Fund. A quorum of the Trust was present for Proposals 1 and 3, and each proposal was approved by shareholders. A quorum of each Fund was present for Proposals 2 and 4, but there were not enough votes in favor of either proposal for shareholder approval. A quorum of the Trust was present for Proposal 5, but there were not enough votes in favor of the proposal for shareholder approval.

     Proposals 2, 4 and 5 were adjourned to a second special meeting of shareholders on August 24, 2004. A quorum was not present for the Money Market Mileage Fund with respect to Proposals 2 and 4 at the August 24th meeting, so those matters were adjourned to a third special meeting of shareholders on September 17, 2004. A quorum of the Municipal Money Market Mileage Fund was present for Proposals 2 and 4, and each proposal was approved by shareholders. A quorum of the U.S. Government Money Market Mileage Fund was present for Proposals 2 and 4, but there were not enough votes in favor of the proposals for shareholder approval, so these matters were adjourned to the September 17th meeting. A quorum of the Trust was present for Proposal 5, but the votes were not recorded and the Trust adjourned this matter to the September 17th meeting to coincide with the other Fund-level matters.

     At the September 17th meeting, a quorum was present for the Money Market and U.S. Government Money Market Mileage Funds, and Proposals 2 and 4 were approved by shareholders. In addition, a quorum of the Trust was present for Proposal 5, and that proposal was approved by shareholders.

     The final voting results for each Proposal are presented in the following tables.

(1) Elected the following Trustees to the Trust's Board of Trustees: W. Humphrey Bogart, Brenda A. Cline, Alan D. Feld, Richard A. Massman, Stephen D. O'Sullivan, William F. Quinn, R. Gerald Turner, and Kneeland Youngblood.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             485,761,169.970    14,175,608.310
CLINE              485,840,669.580    14,096,108.700
FELD               485,768,794.580    14,167,983.700
MASSMAN            485,920,543.160    14,016,235.120
O'SULLIVAN         485,675,209.770    14,261,568.510
QUINN              493,496,471.580     6,440,306.700
TURNER             485,948,063.160    13,988,715.120
YOUNGBLOOD         485,751,207.970    14,185,570.310

(2)(a) Approved a change to the fundamental investment limitation on investments in commodities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       184,719,998.830    21,400,793.440      8,764,761.000
AGAINST    32,841,412.920     2,100,562.900      2,185,854.730
ABSTAIN    19,085,055.570       135,360.020        689,331.760


(2)(b) Approved a change to the fundamental investment limitation on lending securities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       186,955,644.160    21,464,033.440      9,060,151.210
AGAINST    30,631,926.630     2,037,322.980      1,857,027.520
ABSTAIN    19,058,896.530       135,360.020        722,768.760


(2)(c) Approved the deletion of the fundamental investment limitation on affiliated transactions.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       183,889,877.560    22,357,864.440      7,386,121.770
AGAINST    33,180,776.050     1,143,491.900      3,084,106.230
ABSTAIN    19,575,813.710       135,360.020      1,169,719.490

(2)(d) Approved a change to the fundamental investment limitation on the issuance of senior securities.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       187,860,594.140    22,354,331.440      8,861,991.210
AGAINST    29,246,990.650     1,142,581.900      2,088,625.520
ABSTAIN    19,538,882.530       139,803.020        689,330.760

(2)(e) Approved a change to the fundamental investment limitation on borrowing.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       186,449,467.780    22,383,366.440      8,632,266.259
AGAINST    30,937,948.620     1,117,989.900      2,318,349.440
ABSTAIN    19,259,050.920       135,360.020        689,331.760

(2)(f) Approved a change to the fundamental investment limitation on concentration of investments in the banking industry.

             Money Mkt
          ---------------
FOR       187,033,381.860
AGAINST    30,418,081.930
ABSTAIN    19,195,003.530


(3) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to elect a Board of Trustees.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             492,086,091.060    7,850,687.220
CLINE              492,086,091.060    7,850,687.220
FELD               492,013,107.670    7,923,670.610
MASSMAN            492,013,107.670    7,923,670.610
O'SULLIVAN         492,000,738.860    7,936,039.420
QUINN              493,013,107.670    7,923,670.610
TURNER             492,073,722.250    7,863,056.030
YOUNGBLOOD         492,073,722.250    7,863,056.030

(4)(a) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on investments in commodities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       183,836,045.990    21,316,607.520      6,695,873.860
AGAINST    32,353,595.270     2,188,792.820      2,220,001.650
ABSTAIN    20,456,826.060       131,316.020      2,724,071.980

(4)(b) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on lending securities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       185,184,553.860    21,379,848.520      6,750,667.070
AGAINST    30,914,585.790     2,125,551.820      2,131,773.440
ABSTAIN    20,547,327.670       131,316.020      2,757,506.980

(4)(c) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve the deletion of the fundamental investment limitation on affiliated transactions with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       183,391,146.660    22,273,678.520      5,959,691.970
AGAINST    32,674,327.810     1,231,721.820      2,802,745.810
ABSTAIN    20,580,992.850       131,316.020      2,877,509.710

(4)(d) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on the issuance of senior securities with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       186,230,540.300    22,274,589.520      6,973,104.070
AGAINST    29,573,739.350     1,230,810.820      2,122,772.440
ABSTAIN    20,842,187.670       131,316.020      2,724,070.980

(4)(e) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on borrowing with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt       Muni Money Mkt     Gov Money Mkt
          ---------------   ----------------   ---------------
FOR       184,870,982.530    22,299,180.520      6,598,238.070
AGAINST    31,194,123.730     1,206,219.820      2,317,637.440
ABSTAIN    20,581,361.060       131,316.020      2,724,071.980

(4)(f) Authorized the Trust, on behalf of the Money Market Mileage Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on concentration of investments in the banking industry with respect to the corresponding Portfolio of the AMR Trust.

             Money Mkt
          ---------------
FOR       186,601,316.180
AGAINST    29,818,692.550
ABSTAIN    20,226,458.590

(5) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a Conversion Agreement.

                  Trust
             ---------------
FOR          218,765,659.330
AGAINST       29,259,459.600
ABSTAIN       23,898,012.240